EXHIBIT 99.1

GOLDEN MATRIX TRIPLES REVENUE TO $3 MILLION IN FISCAL Q2;

PROJECTS CONTINUING GROWTH FROM NEW GAMING SYSTEM

LAS VEGAS – August 12, 2021 – Golden Matrix Group, Inc. (OTC: GMGI), a developer and licenser of online gaming platforms, systems and gaming content, today announced it had recorded over $3 million in revenue during its second fiscal quarter ended July 31, 2021. This represents a tripling - or approximate 200% increase - on the $1.05 million in total revenues generated in the comparable year-ago quarter.

Additionally, Golden Matrix said it has begun the rollout of its state-of-the-art aggregate gaming system with its first gaming operator in the Asia-Pacific (APAC) region, and with 14 more operators scheduled to be integrated shortly.

The aggregate system, labelled GMX-Ag, will offer a diverse portfolio of gaming products on one single platform that can be integrated seamlessly with gaming operators’ existing business systems, and at the same time provide the operators with value-added features such as content aggregation and player acquisition and retention tools.

The GMX-Ag platform will feature a full suite of iGaming products comprising casino, sportsbook, lottery, and live gaming, and will include a portfolio of more than 10,000 casino games from world-renowned gaming providers. The GMX-Ag platform is also expected to enable GMGI to roll out its White Label Turnkey solutions to gaming operators globally as the company targets specific developing markets in Asia, Europe, North America, Latin America and Africa. The sportsbook component will be powered by Amelco UK Limited, a leading sports betting software and trading services provider that entered into a software license and services agreement with GMGI in October 2020.

“We are excited to introduce the GMX-Ag platform on the heels of an exceptionally strong quarter with record revenue,” said GMGI CEO Brian Goodman. “The Ag platform will act as a springboard to not only expand GMGI’s extensive gaming portfolio, but also give the company access to operators in fast-growing regulated markets globally.”

Mr. Goodman added that he expected the deployment of the GMX-Ag platform to have “a significant positive impact on revenue growth.”

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About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The company’s platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business anfinances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Security and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

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Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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